Exhibit 3.3

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

EUSHI Finance, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That, in lieu of a meeting of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, by written consent of the sole director of said Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That the sole director hereby deems it advisable and in the best interests of the Corporation and its sole shareholder to amend the Corporation’s Certificate of Incorporation as follows:

That Article FOURTH of the Certificate of Incorporation of EUSHI Finance, Inc. shall be deleted in its entirety and replaced with the following:

“FOURTH: The amount of the total stock that this corporation is authorized to issue is 5,000 shares with a par value of $0.001 per share.”

SECOND: That thereafter, the President of the Corporation submitted the proposed amendment to a vote of the sole shareholder of the Corporation, and, in lieu of a special meeting of the sole shareholder, by written consent of the holder of all of the outstanding shares of the Corporation, said shares were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 4th day of December, 2017.

/s/ Stephen D. Aftanas
Printed Name: Stephen D. Aftanas
Its: Secretary

STATE of DELAWARE

CERTIFICATE of INCORPORATION

OF

EUSHI FINANCE, INC.
(A Stock Corporation)

FIRST: The name of this Corporation is EUSHI Finance, Inc.

SECOND: Its registered office in the State of Delaware is to be located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total stock that this corporation is authorized to issue is 2,000,000 shares with $.001 par value.

FIFTH: The name end mailing address of the Incorporator are as follows:

NAME	MAILING ADDRESS
Stephen D. Aftanas	P.O. Box 910 Halifax, Nova Scotia Canada B3J2W5

SIXTH: The Board of Directors is expressly authorized to exercise all powers granted to the directors by law except insofar as such powers are limited or denied herein or in the Bylaws of the Corporation. In furtherance of such powers, the Board of Directors shall have the right to make, alter or repeal the Bylaws of the Corporation.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 20th day of May, 2016.

/s/ Stephen D. Aftanas
Stephen D. Aftanas, Sole Incorporator

STATE OF DELAWARE
CERTIFICATE FOR REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is EUSHI Finance, Inc.

and, if different, the name under which the corporation was originally incorporated

2. The Registered Office of the corporation in the State of Delaware is located at
251 Little Falls Drive                  (street), in the City of Wilmington                      , County of New Castle                   Zip Code 19808           . The name of the Registered Agent at such address upon whom process against this Corporation may be served is corporation service Company

3. The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was May 20, 2016                     ,

4.       The corporation desiring to be revived and so reviving its certificate of incorporation was organized under the laws of this State.

5.       The corporation was duly organized and carried on the business authorized by its charter until the 1st     day of March         A.D. 2019    , at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:	/s/ Stephen D. Aftanas
Authorized Officer

Name:	Stephen D. Aftanas, Secretary
Print or Type

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